DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 Tel: 434 792 7511
NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

May 25, 2004

DIMON Announces Quarterly Dividend

May 25, 2004 / Danville, Virginia

The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held May 25, 2004, declared a quarterly dividend of $0.075 per share.  The dividend will be payable June 24, 2004 to shareholders of record on June 10, 2004.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

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